Exhibit 99.1

General Moly Announces Completion of Draft Environmental Impact Statement for Mt. Hope Project

LAKEWOOD, Colo.--(BUSINESS WIRE)--October 25, 2011--General Moly, Inc. (the "Company") (NYSE Amex and TSX: GMO) announced that on Friday, October 21, 2011, the Battle Mountain Nevada office of the U.S. Bureau of Land Management (BLM) approved the Mt. Hope Draft Environmental Impact Statement (DEIS) for printing, advancing the document toward publication of a Notice of Availability (NOA) of the DEIS in the Federal Register.

Once the Mt. Hope DEIS is printed, the NOA will be submitted to the Washington, DC office of the BLM to authorize publication of the NOA in the Federal Register. The NOA process requires a summary document to be signed by five offices of the US department of Interior (DOI) before being published in the Federal Register, which will trigger the start of a 90 day public comment period. Although this process has historically taken many months, efforts by the BLM and DOI recently have resulted in faster processing timelines. The public comment period will include numerous meetings in Eureka County and surrounding communities to seek public review and comment on the findings of the DEIS, the proposed action and reasonable alternatives studied, and mitigation proposed.

Bruce D. Hansen, Chief Executive Officer, said, "This is truly a significant accomplishment for our project, the BLM, the cooperating and reviewing agencies, and our team. The completion of the DEIS represents the culmination of five years of intense review and scientific evaluation of the Mt. Hope project and an enormous effort from our team and the BLM. We will work to expedite the publication process in Washington, DC to the extent possible and anticipate publication of the NOA in the Federal Register before the end of the year.

Mr. Hansen continued, "We look forward to the public comment period and the BLM preparing the final EIS. We fully expect that other major Nevada State permits will be completed in this same time period to complete the EIS and Record of Decision (ROD) and the project will go into construction shortly after issuance of the ROD in the second half of 2012."

About General Moly

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company's ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company's quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

CONTACT:
General Moly:
Investors and Business Development
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Media
Zach Spencer, 775-748-6059
zspencer@generalmoly.com
http://www.generalmoly.com
info@generalmoly.com